                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Paging Network, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Paging Network, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 [PAGENET LOGO]

                              PAGING NETWORK, INC.

                                                                   April 1, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 A.M., Central Daylight Time, on Thursday, May 22, 1997, at the Company's corporate offices, Suite 80, Garden Level, 4965 Preston Park Boulevard, Plano, Texas.

     This year you are being asked to elect three directors and to approve the adoption of an amendment to the Company's 1991 Stock Option Plan to increase the number of shares issuable under that plan from 6,450,000 shares to 13,950,000 shares, the adoption of the Company's amended and restated 1992 Stock Option Plan for Directors and the adoption of the Company's 1997 Restricted Stock Plan. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" Proposals No. 1 through 4.

     At the meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          GLENN W. MARSCHEL
                                          President and Chief Executive Officer

                              PAGING NETWORK, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   Dallas, Texas
                                                                   April 1, 1997

     The Annual Meeting of Stockholders of Paging Network, Inc. (the "Company") will be held at the Company's corporate offices, Suite 80, Garden Level, 4965 Preston Park Boulevard, Plano, Texas, on Thursday, May 22, 1997, at 10:00 A.M., Central Daylight Time, for the following purposes:

     1. To elect three Class III directors of the Company to serve until the 2000 annual meeting of the Company's stockholders.

     2. To consider and approve the adoption of an amendment to the Company's 1991 Stock Option Plan, which amendment increases the number of shares of common stock issuable pursuant thereto from 6,450,000 shares to 13,950,000 shares.

     3. To consider and approve the adoption of Company's amended and restated 1992 Stock Option Plan for Directors.

     4. To consider and approve the adoption of Company's 1997 Restricted Stock Plan.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 24, 1997, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

                                          ROGER D. FELDMAN
                                          Secretary

                              PAGING NETWORK, INC.
                          4965 PRESTON PARK BOULEVARD
                                   SUITE 600
                               PLANO, TEXAS 75093

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock"), of Paging Network, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 22, 1997, or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the meeting.

     This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about April 7, 1997, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. In addition, to assist in the solicitation of proxies, the Company has retained Corporate Investor Communications, Inc., whose fees are expected to be approximately $6,000 (plus out-of-pocket expenses).

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 through 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company had outstanding on March 24, 1997, 102,621,077 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Shares represented by executed proxies which abstain from one or all matters to be acted upon at the meeting and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors and the affirmative vote of holders of a majority of the shares of Common Stock present or represented and actually voted at the meeting is required for the approval of the adoption of an amendment to the Company's 1991 Stock Option Plan, the adoption of the Company's amended and restated 1992 Stock Option Plan for Directors and the adoption of the Company's 1997 Restricted Stock Plan. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, the proposed adoption of the amendment to the 1991 Stock Option Plan, the amended and restated 1992 Stock Option Plan for Directors and the 1997 Restricted Stock Plan.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 1, 1997, regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock at December 31, 1996, (ii) the Company's Chief Executive Officer and those persons who were, at December 31, 1996, the other four most highly compensated executive officers of the Company and its subsidiaries and (iii) all present executive officers and directors of the Company as a group. For comparable information with respect to the directors, see "PROPOSAL NO. 1 -- ELECTION OF THREE DIRECTORS" on pages 3 through 7.

                                                                     AMOUNT AND
                                                                     NATURE OF         PERCENTAGE
                                                                     BENEFICIAL      OF OUTSTANDING
                     NAME OF BENEFICIAL OWNER                       OWNERSHIP(1)      COMMON STOCK
------------------------------------------------------------------  ------------     --------------
Putnam Investments, Inc...........................................    8,354,508(2)         8.1%
One Post Office Square Boston, MA 02109

Janus Capital Corporation.........................................    5,929,900(3)         5.8%
100 Fillmore Street, Suite 300
Denver, CO 80206-4923

J.P. Morgan & Co. Incorporated....................................    5,973,770(4)         5.8%
60 Wall Street
New York, NY 10260

Zurich Kemper Investments, Inc....................................    5,092,000(5)         5.0%
222 South Riverside Plaza
Chicago, IL 60606

Glenn W. Marschel.................................................      116,100(6)           *
Barry A. Fromberg.................................................       42,000(7)           *
Michael A. DiMarco................................................       33,200(8)           *
Kenneth W. Sanders................................................       18,000(9)           *
Leigh Alexander...................................................            0
All present executive officers and directors as a group (13
  persons)........................................................    4,825,374(10)        4.6%

---------------

   * Less than 1%.

 (1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of March 1, 1997, or within 60 days after such date.

 (2) Information has been obtained from a Schedule 13G, dated January 27, 1997, filed by Putnam Investments, Inc. with the Securities and Exchange Commission.

 (3) Beneficial ownership as of March 7, 1997. Information has been obtained from an amended Schedule 13G, dated March 7, 1997, filed by Janus Capital Corporation with the Securities and Exchange Commission.

 (4) Information has been obtained from a Schedule 13G, dated January 31, 1997, filed by J.P. Morgan & Co. Incorporated with the Securities and Exchange Commission.

 (5) Beneficial ownership as of March 10, 1997. Information has been obtained from an amended Schedule 13G, dated March 10, 1997, filed by Zurich Kemper Investments, Inc. with the Securities and Exchange Commission.

 (6) Includes 76,000 shares subject to exercisable options. Also includes 10,000 shares owned by Mr. Marschel's wife, in which shares Mr. Marschel disclaims any beneficial ownership.

 (7) Represents 42,000 shares subject to exercisable options.

 (8) Represents 33,200 shares subject to exercisable options.

 (9) Represents 18,000 shares subject to exercisable options.

(10) Includes 1,102,838 shares subject to exercisable options.

                 PROPOSAL NO. 1 -- ELECTION OF THREE DIRECTORS

     Three directors are to be elected at the meeting, to serve as Class III directors of the Company until the 2000 annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve.

     The directors of the Company, including the nominees for election to Class III at the meeting, their ages, the year in which each first became a director, their principal occupations or employment during the past five years, any other public companies of which they are a director and the number and percentage of outstanding shares of Common Stock beneficially owned by each as of March 1, 1997, are:

CLASS I (TERM EXPIRES 1998)

                                YEAR                                      AMOUNT AND
                               FIRST                                      NATURE OF          PERCENTAGE
                               BECAME         PRINCIPAL OCCUPATION        BENEFICIAL             OF
      INCUMBENTS        AGE   DIRECTOR     DURING THE PAST FIVE YEARS    OWNERSHIP(1)       COMMON STOCK
----------------------  ---   --------   ------------------------------  ------------       ------------
George M. Perrin......  51      1981     Chairman of the Company since     2,403,334(2)           2.3%
                                         January 1, 1994; Chairman and
                                         Chief Executive Officer of the
                                         Company from February 1 to
                                         December 31, 1993; President
                                         and Chief Executive Officer of
                                         the Company from 1981-1993.
                                         Mr. Perrin also serves as a
                                         director of LCI International,
                                         Inc.(3)

                                YEAR                                      AMOUNT AND
                               FIRST                                      NATURE OF          PERCENTAGE
                               BECAME         PRINCIPAL OCCUPATION        BENEFICIAL             OF
      INCUMBENTS        AGE   DIRECTOR     DURING THE PAST FIVE YEARS    OWNERSHIP(1)       COMMON STOCK
----------------------  ---   --------   ------------------------------  ------------       ------------
John P. Frazee, Jr....  52      1995     Private investor; President          13,000(4)             *
                                         and Chief Operating Officer of
                                         Sprint Corporation from March
                                         1993 to August 1993; Chairman
                                         and Chief Executive Officer of
                                         Centel Corporation, a
                                         telecommunications company,
                                         from 1989 to January 1993. Mr.
                                         Frazee also serves as a
                                         director of Dean Foods
                                         Company, Nalco Chemical
                                         Company, Inc., Security
                                         Capital Group, Inc. and
                                         Homestead Village
                                         Properties(3)
CLASS II (TERM EXPIRES 1999)
INCUMBENTS
----------------------
Glenn W. Marschel.....  50      1995     President and Chief Executive       116,100(5)             *
                                         Officer of the Company since
                                         December 1, 1995; Vice
                                         Chairman and Chief Operating
                                         Officer for the image and
                                         health care business of First
                                         Financial Management Corp.
                                         from April 1995 to November
                                         1995; Group President, Payroll
                                         and Related Services,
                                         Automatic Data Processing,
                                         Inc., from 1989 to December
                                         1994. Mr. Marschel also serves
                                         as a director of The Sabre
                                         Group Holdings, Inc.
Carl D. Thoma.........  48      1981     Principal of Golder, Thoma,       1,285,854(6)           1.3%
                                         Cressey, Rauner, Inc. and
                                         General Partner of Golder,
                                         Thoma & Cressey, an investment
                                         firm, since 1980. Mr. Thoma
                                         also serves as a director of
                                         MS Financial, Inc.(7)
CLASS III (TERM EXPIRES 1997)
NOMINEES
----------------------
Bryan C. Cressey......  47      1993     Principal of Golder, Thoma,         806,246(8)             *
                                         Cressey, Rauner, Inc. and
                                         General Partner of Golder,
                                         Thoma & Cressey, an investment
                                         firm, since 1980. Mr. Cressey
                                         also serves as a director of
                                         Cable Design Technologies
                                         Corp., and American Medserve
                                         Corp.(9)

                                YEAR                                      AMOUNT AND
                               FIRST                                      NATURE OF          PERCENTAGE
                               BECAME         PRINCIPAL OCCUPATION        BENEFICIAL             OF
      INCUMBENTS        AGE   DIRECTOR     DURING THE PAST FIVE YEARS    OWNERSHIP(1)       COMMON STOCK
----------------------  ---   --------   ------------------------------  ------------       ------------
Richard C. Alberding..  66      1994     Executive Vice President of           9,000(10)            *
                                         Hewlett-Packard Co. and other
                                         positions from 1958-1991. Mr.
                                         Alberding also serves as a
                                         director of Digital Microwave
                                         Corporation, Kennametal Inc.,
                                         Quickturn Design Systems,
                                         Inc., Digital Link Corp.,
                                         Sybase, Inc., Walker
                                         Interactive Systems, Inc. and
                                         Storm Technology, Inc.(7)
Lee M. Mitchell.......  53      1991     Principal of Golder, Thoma,          42,000(11)            *
                                         Cressey, Rauner, Inc., since
                                         1994; Partner, Sidley &
                                         Austin, a law firm, 1992-1994;
                                         President and Chief Executive
                                         Officer of The Field
                                         Corporation, a management and
                                         holding company, from
                                         1984-1992. Mr. Mitchell also
                                         serves as a director of
                                         Washington National
                                         Corporation, American Medserve
                                         Corp., ERO, Inc. and the
                                         Chicago Stock Exchange.(3)(9)

---------------

  * Less than 1%.

 (1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of March 1, 1997 or within 60 days of such date.

 (2) Includes 750,998 shares subject to exercisable options. Does not include 66,000 shares owned by a trust for the benefit of Mr. Perrin's minor child, in which shares Mr. Perrin disclaims any beneficial ownership.

 (3) Member of Nominating Committee of Board of Directors.

 (4) Includes 9,000 shares subject to exercisable options.

 (5) Includes 76,000 shares subject to exercisable options. Also includes 10,000 shares held by Mr. Marschel's wife, in which shares Mr. Marschel disclaims any beneficial ownership.

 (6) Includes 36,000 shares subject to exercisable options.

 (7) Member of Stock Option/Compensation Committee of Board of Directors.

 (8) Includes 36,000 shares subject to exercisable options.

 (9) Member of Audit Committee of Board of Directors.

(10) Represents 9,000 shares subject to exercisable options.

(11) Includes 36,000 shares subject to exercisable options.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, which met two times during the 1996 fiscal year. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, the Company's internal auditors and independent auditors. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent auditorts and for considering the range of non-audit and audit fees.

     The Board of Directors has a Stock Option/Compensation Committee, which met two times during the 1996 fiscal year and acted by unanimous consent sixteen times. The Stock Option/Compensation Committee's functions are to grant stock options to the Company's key employees and otherwise administer the Company's stock option plans, and to review the compensation of the Company's executive officers and recommend to the Board of Directors the salaries and bonuses for such executive officers.

     The Board of Directors has a Nominating Committee, which did not meet formally but its members had many telephone and in person discussions. The Nominating Committee's function is to recommend candidates for membership on the Board to the full Board of Directors and assist in the recruitment of those candidates.

     During the 1996 fiscal year, the Board of Directors held six meetings and acted by written consent four times. Each director attended more than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he served.

COMPENSATION OF DIRECTORS

     Directors who are full-time officers of the Company receive no additional compensation for serving on the Board of Directors or its committees. Directors who are not full-time officers receive an annual retainer of $5,000 plus $3,750 for each attended meeting of the Board of Directors and $1,875 for each attended meeting of a committee not held in conjunction with a meeting of the Board of Directors. Directors who serve on one or more of the Audit Committee, the Stock Option/Compensation Committee or the Nominating Committee otherwise receive no additional compensation.

     In addition, pursuant to the Company's 1992 Stock Option Plan for Directors (the "Directors Plan"), each non-employee director is initially granted an option, following the person's initial election as a director, to purchase 45,000 shares of Common Stock. The option exercise price is the fair market value of the underlying Common Stock on the date of grant. The options granted become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. Once shares become exercisable, they are not subject to vesting or repurchase rights.

     In January 1997, the Directors voted to amend and restate the Directors Plan, subject to approval of the Company's stockholders. Under the amended and restated Directors Plan, in addition to the initial grants described above, subsequent grants will be made to each eligible director on the first Monday in June following the date that the option most recently granted such director under the Directors Plan becomes exercisable in full. The option exercise price for these options will also be at the fair market value of the underlying Common Stock on the date of grant and it is anticipated that such options would become exercisable in five equal annual installments. The amended and restated Directors Plan also provides that by January 1 of each calendar year except 1997 (in which case a director must elect prior to May 22, 1997), a director may waive his rights to payment of all cash retainers and meeting fees for such year and receive, in lieu thereof, that number of shares of Common Stock having a value (calculated based on the market value of the Common Stock on such date) equal to the dollar amount of the annual cash retainer and meeting fees due for such year, or an option for that number of shares which produces an option having a value under the Black-Scholes pricing model (see note 8 on page 10 hereof), equal to the dollar amount of the annual cash retainer and meeting fees due for such year. These grants would become exercisable as to one-twelfth of the shares covered by each on the last day of each calendar month ending after grant. See "PROPOSAL NO. 3 -- APPROVAL OF ADOPTION OF THE COMPANY'S AMENDED AND RESTATED 1992 STOCK OPTION PLAN FOR DIRECTORS" on pages 15 and 16.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ELECTION OF THE THREE CANDIDATES FOR ELECTION THEREOF.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The members of the Stock Option/Compensation Committee (the "Compensation Committee") for 1996, Messrs. Alberding and Thoma, are pleased to present their report on executive compensation.

     Compensation Philosophy and Objectives. The guiding principal considered in the development and administration of annual and long-term compensation plans is to align the interests of executive management with those of the Company's stockholders. Key elements of this philosophy are:

     1. Establishing compensation plans which deliver cash compensation that is commensurate with the Company's performance relative to operating, financial and strategic objectives, all of which are regularly reviewed and approved by the Compensation Committee and the Board of Directors.

     2. Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     3. Rewarding executives for long-term strategic management and the enhancement of stockholder value through delivering appropriate ownership in the Company.

     4. Supporting a performance-oriented environment that rewards performance not only with respect to Company goals, but also Company performance as compared to that of industry performance levels.

     5. Attracting and retaining key executives critical to the long-term success of the Company.

     Since its inception, the Company has maintained the philosophy that cash compensation of its executive officers, and others, should be directly and materially linked to operating performance.

     While the objective for executive base salaries is to pay salaries that are in line when compared to the Company's competitors in the paging industry, to achieve the linkage to operating performance, the cash portion of executive compensation is heavily weighted towards bonuses paid on the basis of performance. Pursuant to the Company's unwritten bonus plan, bonuses may be granted to certain executives of the Company. The grant of these bonuses is solely within the discretion of the Company and such bonuses may range from 25% to 50% of the executive's base salary. The bonus plan is the vehicle for executives to earn additional cash compensation depending upon Company performance relative to objectives approved by the Compensation Committee. These objectives are a combination of increasing the levels of earnings from operations before interest, income taxes, depreciation, amortization and equity in loss of an unconsolidated subsidiary, which is commonly called "EBITDA" and is the key performance measure in the industry, and other factors, such as the growth in the Company's subscriber base and expansion of operating facilities. No one factor is given more or less weight than another.

     The Company's long-term incentive program consists of stock options granted pursuant to the 1991 Incentive Stock Option Plan and, for years after fiscal 1996, restricted stock sales or grants pursuant to the Company's 1997 Restricted Stock Plan. The stock option grants are made at the fair market value of the Common Stock on the date of grant and become exercisable over a period of years. The restricted stock sales or grants will be made at such price, if any, and subject to such restrictions, as the Compensation Committee may direct. Through sales and/or grants under these plans, executives receive significant equity opportunity which provides an incentive to build long-term stockholder value.

     Fiscal 1996. For fiscal 1996, the executive compensation program consisted of base salary, a bonus plan based on the factors described above and stock options that generally become exercisable over a seven-year period from the date of grant.

     The compensation program was highly dependent upon bonus payouts based upon performance. The Company's performance during fiscal 1996 met or exceeded expectations in all categories, including in terms of new subscribers and EBITDA. This achievement resulted in bonus payouts to the executive officers.

     Mr. Marschel was hired as President and Chief Executive Officer effective December 1, 1995. Mr. Marschel's compensation package, including his stock options and bonus opportunity, was negotiated with him at the time of his hiring on the basis of his previous compensation and competitive factors at the time. Consistent with the Company's policies, a significant portion of his cash compensation is payable as a bonus paid on the basis of his performance. In addition, stock options were granted to him in order to provide a significant stake in the Company's future.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation would not be subject to the deduction limit if certain requirements are met. The Company currently intends to review the performance-based portion of the compensation paid to its executive officers to determine what actions would be necessary to comply with the statute. The Company believes that options granted under its stock option plans are exempt from the limitations and that other compensation expected to be paid during 1997 will be below the compensation limitations.

     Option Vesting Upon Sale of the Company. As described in footnote 1 to the table entitled "Option Grants Table" on page 10, under certain circumstances all options, including those granted to the five most highly compensated executive officers of the Company, become immediately vested and exercisable in full in the event of certain mergers or acquisitions or sale of all or substantially all of the Company's assets or capital stock.

     Summary. The Company's philosophy is that total compensation programs for its Chief Executive Officer, and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business, and (3) executives should share in the same risks and rewards as do stockholders of the Company.

     We, the members of the Compensation Committee of the Board, believe that the Company's compensation practices have been successful in retaining and motivating qualified executives. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

                                          CARL D. THOMA, Chairman
                                          RICHARD C. ALBERDING

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid by the Company and its subsidiaries for services rendered in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996, the Company's Chief Executive Officer and those persons who were, at December 31, 1996, the other four most highly compensated executive officers of the Company and its subsidiaries (collectively, the "Named Officers").

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                         ANNUAL                   SECURITIES
                                                      COMPENSATION                UNDERLYING
                                            ---------------------------------      OPTIONS        ALL OTHER
                                            YEAR  SALARY $  BONUS $    OTHER       (SHARES)    COMPENSATION(1)
                                            ----  --------  --------  -------    ------------  ---------------
Glenn W. Marschel(2)....................... 1996  $600,000  $300,000  $67,950(3)    200,000        $  --
  President and Chief Executive Officer     1995    50,000         0    7,770(3)    180,000           --
                                            1994     --        --       --           --               --

Barry A. Fromberg.......................... 1996   232,917    84,600    --               27(4)       3,169
  Chairman and Chief Executive Officer,     1995   207,917    84,000    --                0            560
  Paging Network International, Inc.        1994   183,750    72,520    --                0              0

Michael A. DiMarco......................... 1996   237,333   100,000    --           66,000          4,750
  Senior Vice President -- Operations       1995   196,917    83,200    --           90,000          1,969
                                            1994   131,747    48,450    --                0          1,160

Kenneth W. Sanders(5)...................... 1996   189,487    68,000    --          150,000           --
  Senior Vice President -- Finance          1995     --        --       --           --               --
                                            1994     --        --       --           --               --

Leigh Alexander(6)......................... 1996   101,096    66,500   28,758(7)    100,000           --
  Senior Vice President -- Marketing/       1995     --        --       --           --               --
  Strategic Planning                        1994     --        --       --           --               --

---------------

(1) Represent Company matching contributions to the Company's 401(k) Plan.

(2) Mr. Marschel became an employee and Chief Executive Officer of the Company on December 1, 1995.

(3) Represents payments made to defray expenses associated with Mr. Marschel's relocation to the Plano, Texas area.

(4) Represents option to purchase 27 shares of the common stock, nominal value NLG 100 per share, of Paging Network International N.V., a limited liability company incorporated under the laws of The Netherlands (designated in the tables below as "PNI"). See "Option Grants Table" below.

(5) Mr. Sanders became an employee and Senior Vice President -- Finance of the Company on January 22, 1996.

(6) Ms. Alexander became an employee and Senior Vice President --
    Marketing/Strategic Planning of the Company on July 8, 1996.

(7) Represents payment made to defray expenses associated with Ms. Alexander's relocation to the Plano, Texas area.

OPTION GRANTS TABLE

     The following table sets forth further information on grants of stock options to purchase the Company's Common Stock pursuant to the Company's 1991 Stock Option Plan during the fiscal year ended December 31, 1996, to the five Named Officers. This information is also reflected in the table entitled "Summary Compensation Table" on page 9.

                              NUMBER OF           PERCENTAGE
                              SECURITIES           OF TOTAL
                              UNDERLYING           OPTIONS
                               OPTIONS            GRANTED TO       OPTION                      GRANT DATE
                               GRANTED           EMPLOYEES IN     EXERCISE      EXPIRATION      PRESENT
            NAME              (SHARES)(1)        FISCAL 1996        PRICE          DATE         VALUE(8)
----------------------------  ----------         ------------     ---------     ----------     ----------
Glenn W. Marschel...........    200,000(2)            8.7%        $   20.38       06/24/06     $1,431,996
Barry A. Fromberg...........         27(PNI)(3)       N/A         $3,703.70       04/01/06             (9)
Michael A. DiMarco..........     66,000(4)            2.9%        $   19.25       10/02/06     $  446,324
Kenneth W. Sanders..........     90,000(5)            3.9%        $   24.75       01/22/06     $  761,742
                                 60,000(6)            2.6%        $   19.25       10/02/06     $  405,749
Leigh Alexander.............    100,000(7)            4.3%        $   22.25       07/08/06     $  781,628

---------------

(1) All options are exercisable only so long as employment continues or within limited periods following termination of employment. Except as otherwise determined by the Compensation Committee, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, then (i) ten business days before any such occurrence, the options shall become immediately vested and exercisable in full and (ii) upon such occurrence, shall terminate to the extent not then exercised. All options have a term of 10 years.

(2) This option vests at the rate of 40,000 shares per year on December 1 of each year commencing 1996 through 2000.

(3) This option vests at the rate of 40% on April 1, 1999, 30% on April 1, 2000 and the final 30% on April 1, 2001.

(4) This option vests at the rate of 6,000 shares on October 2, 1998, 6,000 shares on October 2, 1999, 12,000 shares on October 2, 2000, 18,000 shares on October 2, 2001 and 24,000 shares on October 2, 2002.

(5) This option vests at the rate of 18,000 shares per year on January 22 of each year commencing 1997 through 2001.

(6) This option vests at the rate of 12,000 shares per year on October 2 of each year commencing 1997 through 2001.

(7) This option vests at the rate of 20,000 shares per year on July 8 of each year commencing 1997 through 2001.

(8) Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, and discounted for potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility -- ranged from .53 to .54; dividend yield -- 0%; turnover -- 8% per year; risk-free interest rate -- yield to maturity of 7-year treasury note at grant date (rates ranged from 5.54 to 6.83). The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

(9) The capital stock of Paging Network International N.V. is not traded, and thus have not been valued as of the grant date using the Black-Scholes pricing model. The option was granted at the fair market value of the capital stock as determined by the Company's Board of Directors. Using the 5% and 10% assumed annual compound stock appreciation rates mandated by the Securities and Exchange Commission, the potential realizable values of these options at the end of the option term are $62,889 (using a 5% assumed annual compound stock appreciation rate), and $159,374 (using a 10% assumed annual compound stock appreciation rate). The 5% and 10% assumed annual appreciation rates are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future value of the underlying securities. These gains are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying securities.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Company's Common Stock granted during the fiscal year ended December 31, 1996 and prior years under the 1991 Stock Option Plan to the five Named Officers and held by them at December 31, 1996.

                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                                 DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                         SHARES ACQUIRED                    ---------------------------   ---------------------------
         NAME              ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  ---------------   --------------   -----------   -------------   -----------   -------------
Glenn W. Marschel......            0          $      0         76,000        304,000       $       0     $         0
Barry A. Fromberg......       30,000           412,500         42,000        228,000         241,500       1,311,000
Michael A. DiMarco.....       30,000           468,750         31,760        187,440         192,680         280,375
Kenneth W. Sanders.....            0                 0              0        150,000               0               0
Leigh Alexander........            0                 0              0        100,000               0               0

---------------

(1) Based on the difference between the exercise price of each option and the last reported sales price of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1996, the last trading date in the Company's 1996 fiscal year, of $15.25.

                        CONTRACTS RELATING TO EMPLOYMENT

     In connection with the recruitment of Glenn W. Marschel to be the President and Chief Executive Officer of the Company, the Company and Mr. Marschel entered into an Employment Agreement, dated as of December 1, 1995, which provides for Mr. Marschel to be employed as President and Chief Executive Officer of the Company for a term of three years, with automatic one-year extensions thereafter unless the Company or Mr. Marschel elects to give notice to terminate. Pursuant to the Employment Agreement, Mr. Marschel is to be paid a base salary of $600,000 per year, with a target bonus of 50% of his base salary in the event Mr. Marschel achieves certain performance objectives specified by the Board of Directors of the Company. Mr. Marschel was also granted options to purchase 180,000 shares of Common Stock and received certain financial assistance in connection with his relocation to the Plano, Texas area. For additional information regarding Mr. Marschel's compensation, see "EXECUTIVE COMPENSATION" on pages 7 through 11.

     In connection with services provided to the Company by George M. Perrin, the Chairman of the Company, in an executive capacity, the Company and Mr. Perrin entered into a Compensation Agreement pursuant to which the Company has agreed to pay Mr. Perrin an aggregate of $676,000 as additional salary over a period of two years beginning on January 31, 1998.

                          CORPORATE PERFORMANCE GRAPH

     Set forth below is a line graph comparing (i) the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, with
(ii) the cumulative total return of The NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Telecommunications Stock Index for the period beginning December 31, 1991 and ended December 31, 1996. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          CORPORATE PERFORMANCE GRAPH

                                                                                NASDAQ
                                                         NASDAQ STOCK      TELECOMMUNICATIONS
        MEASUREMENT PERIOD          PAGING NETWORK        MARKET (US       STOCKS SIC 4800-
      (FISCAL YEAR COVERED)              INC.             COMPANIES)       4899 US & FOREIGN
12/31/91                                100.0               100.0               100.0
12/31/92                                145.8               116.4               122.8
12/31/93                                220.5               133.6               189.4
12/30/94                                245.8               130.6               158.1
12/29/95                                352.4               184.7               207.0
12/31/96                                220.5               227.2               211.6

                 PROPOSAL NO. 2 -- APPROVAL OF THE ADOPTION OF
              AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN

     The adoption of an amendment to the Company's 1991 Stock Option Plan to increase the number of shares of Company Common Stock available thereunder from 6,450,000 to 13,950,000 shares is to be approved at the meeting. The 1991 Stock Option Plan, which was adopted by the Board of Directors on August 23, 1991 and approved by the stockholders on August 23, 1991 and amended by the Board of Directors on January 26, 1993 and approved by the Stockholders on May 20, 1993, authorizes the Company to grant either "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options, to purchase collectively up to 6,450,000 shares of Common Stock. An increase in the number of shares issuable pursuant to the 1991 Stock Option Plan from 6,450,000 to 13,950,000 was approved by the Board of Directors on September 11, 1996, subject to the approval of the Company's stockholders. As of March 1, 1997, options for an aggregate of 6,426,024 shares were outstanding under the 1991 Stock Option Plan, including 645,554 shares which were granted subject to the approval of the amendment to the 1991 Stock Option plan by the stockholders of the Company. If the adoption of this amendment is approved by the stockholders, an aggregate of 6,854,446 shares would be available for future option grants. On March 24, 1997, the closing price of a share of the Common Stock on The NASDAQ Stock Market was $9.50.

     Substantially all employees of the Company and of its subsidiaries are eligible to participate in the 1991 Stock Option Plan. The purpose of the 1991 Stock Option Plan is to strengthen the Company's ability to attract, motivate and retain key employees and, in particular, to provide the Company with the necessary flexibility to compete for highly skilled personnel. Members of the Board of Directors who are not Company employees are not eligible to receive options under the 1991 Stock Option Plan.

     The following table sets forth the number of options to purchase Common Stock granted under the 1991 Stock Option Plan prior to March 1, 1997 to each of: (i) the five Named Officers, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

                OPTIONS GRANTED UNDER THE 1991 STOCK OPTION PLAN

                                   OPTIONEE                                   NUMBER OF OPTIONS
                                   --------                                   -----------------
Glenn W. Marschel.............................................................       532,000
Barry A. Fromberg.............................................................       300,000
Michael A. DiMarco............................................................       289,200
Kenneth W. Sanders............................................................       180,000
Leigh Alexander...............................................................       145,000
All present executive officers of the Company as a group......................     2,604,698
All employees of the Company, including present officers who are not executive
  officers, as group..........................................................     4,490,856
TOTAL.........................................................................     7,095,554
                                                                                   ---------

     The 1991 Stock Option Plan is administered by the Stock Option/Compensation Committee elected by the Board of Directors (the "Compensation Committee"), currently consisting of Messrs. Alberding and Thoma. The Compensation Committee, subject to the provisions of the 1991 Stock Option Plan, has exclusive authority to select the times when and the employees to whom stock options may be granted, the number of shares of Common Stock to be acquired by the exercise of stock options, the exercise price, the term during which options may be exercised and whether any particular option will be an incentive stock option or a nonstatutory stock option.

     To qualify as an incentive stock option under Section 422 of the Code, an option, among other things, must (i) not be exercisable more than ten years from the date of grant; (ii) have an exercise price equal to or in excess of the fair market value of the Common Stock on the date of grant; and (iii) not be transferable other than by will or laws of descent and distribution and must be exercisable during the employee's lifetime only by him. Furthermore, in the event an employee owns capital stock constituting more than 10 percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries, the term of any incentive stock option granted to that employee may not exceed five years and the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. Also, during any calendar year the aggregate exercise price of incentive stock options held by an employee which first became exercisable in that year may not exceed $100,000.

     The 1991 Stock Option Plan provides that nonstatutory options may be granted with an exercise price as determined by the Compensation Committee so long as it is not less than the fair market value of the Common Stock on the date of grant. The 1991 Stock Option Plan also provides that the exercise price of both incentive and nonstatutory stock options may be paid in cash, by certified check or, if permitted by the Compensation Committee, in shares of the Company's Common Stock.

     The option agreements between the Company and the optionee contain certain vesting provisions, which lapse from time to time as to portions of the grant, as determined by the Compensation Committee.

     Options granted under the 1991 Stock Option Plan are not to be transferable other than by the laws of descent and distribution and may be exercisable during the lifetime of an optionee only by the optionee, and only while he is serving as an employee of the Company. If, however, the optionee ceases to serve as an employee with the consent of the Company or by reason of death, the option may be exercised within ninety (90) days or twelve (12) months, respectively, of his cessation of service as an employee.

     An employee who is granted an incentive stock option will generally recognize no income or gain for tax purposes on the grant or exercise of the incentive stock option. However, the excess of the fair market value of the shares on the date of exercise (or, if later and provided the employee does not elect to have any applicable vesting requirements disregarded for tax purposes, the date the shares become transferable or are no longer subject to a substantial risk of forfeiture (i.e., "vested" for purposes of Section 83 of the Code)) over the exercise price is included in alternative minimum taxable income for purposes of the "alternative minimum tax" provisions of the Code.

     If stock purchased pursuant to the exercise of an incentive stock option is sold more than two years from the date the option is granted and more than one year from the date of exercise, the gain realized on the sale of the stock (the difference between the exercise price of the option and the amount realized on the sale) will be treated as long-term capital gain rather than as ordinary income. Currently, the maximum individual tax rate for ordinary income is 39.6% and for capital gain is 28%. Should the employee dispose of the shares before the later of those two dates, any gain realized will be treated as ordinary income to the extent it does not exceed the gain which the employee would have realized had he sold the shares immediately upon exercising the option.

     Nonstatutory options are taxed in accordance with Section 83 of the Code and regulations thereunder. An employee granted a nonstatutory option will not recognize any income on grant but will recognize income at the date of exercise or, if later and provided the employee does not elect to have any vesting restrictions disregarded for tax purposes, when the shares purchased pursuant to the option become vested for purposes of Section 83 of the Code. The income recognized (the difference between the exercise price of the option and the fair market value of the shares at the time the employee recognizes the income) will be ordinary income to the employee.

     In general, the Company can deduct as a business expense only an amount equal to the ordinary income, if any, recognized by an employee upon his sale of Common Stock purchased pursuant to an incentive stock option, as well as the ordinary income recognized by an optionee with respect to the exercise of a nonstatutory option. Under current accounting practice, generally no charge to the expense of the Company results from the grant or exercise of an incentive stock option or a nonstatutory stock option granted pursuant to the 1991 Stock Option Plan because the exercise price of the stock option must equal or exceed the fair market value of the Common Stock on the date of grant.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and actually voted on the issue at the meeting is required to ratify the adoption by the Board of Directors of the amendment to the Company's 1991 Stock Option Plan.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

          PROPOSAL NO. 3 -- APPROVAL OF THE ADOPTION OF THE COMPANY'S
           AMENDED AND RESTATED 1992 STOCK OPTION PLAN FOR DIRECTORS

     The adoption of the amended and restated Directors Plan is to be approved at the meeting. The Directors Plan, initially adopted by the Board of Directors on March 12, 1992 and approved by the stockholders on May 21, 1992, authorizes the Company to issue up to 750,000 shares of the Company's Common Stock upon the exercise of options granted thereunder. The Directors Plan was established to serve the best interests of the Company and its stockholders by enhancing the ability of the Company to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company by serving as members of the Company's Board of Directors. The Directors Plan is administered by the Compensation Committee.

     Directors who are also employees are not eligible to receive options under the Directors Plan. Options are granted to directors pursuant to a formula. On the first Monday of June immediately following an eligible person's initial election as a director (but on June 1, 1992 in the cases of all eligible persons who were directors on May 21, 1992), each such director receives an option to purchase 45,000 shares of Common Stock. The option exercise price is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Directors Plan may be paid in cash, by check or, if permitted by the Compensation Committee, in shares of the Company's Common Stock.

     It is currently anticipated that options granted pursuant to the Directors Plan will become exercisable in installments over a period of years (to date all options have become exercisable in five equal annual installments), but that once shares become exercisable they will not be subject to vesting or repurchase rights. Options under the Directors Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee, and only within three months of having served as a director or while he is serving as a director of the Company. If, however, the optionee ceases to serve as a director by reason of disability or death, the option may be exercised within twelve (12) months of his cessation of service as a director. Options terminate ten years from the date of grant.

     In January 1997, the Board of Directors voted to amend and restate the Directors Plan, subject to approval of the Company's stockholders. Under the amended and restated Directors Plan, subsequent grants will be made to each eligible director on the first Monday in June following the date that the option most recently granted such director under the Directors Plan becomes exercisable in full. The option exercise price for these options will also be equal to the fair market value of the underlying Common Stock on the date of grant and it is anticipated these options would become exercisable in five equal annual installments. The amended and restated Directors Plan also provides that by January 1 of each calendar year except 1997 (in which case a director must elect prior to May 22, 1997), a director may waive his rights to payment of all cash retainers and meeting fees for such year and receive, in lieu thereof, either that number of shares having a value (calculated based on the market value of the Common Stock on such date) equal to the dollar amount of the annual cash retainer and meeting fees due for such year, or an option for that number of shares which provides an option having a value under the Black-Scholes pricing model (see note 8 on page 10 hereof), equal to the dollar amount of the annual cash retainer and meeting fees due for such year. These grants would become exercisable as to one-twelfth of the shares covered by each grant on the last day of each calendar month ending after grant.

     Options granted under the Directors' Plan are a nonstatutory stock options and are taxed in accordance with Section 83 of the Code and the regulations thereunder. A director granted an option under the Directors' Plan generally will recognize income for tax purposes at the date of exercise or, if later and provided the director does not elect to have any vesting restrictions disregarded for tax purposes, when the shares purchased pursuant to the option become transferable or are no longer subject to a substantial risk of forfeiture. The income recognized (the difference between the exercise price of the option and the fair market value of the shares at the time the director recognizes the income) will be ordinary income to the optionee for which the Company will be able to claim a business expense deduction. Under current accounting practice, generally no charge to the expense of the Company results from the grant or exercise of a stock option granted pursuant to the Directors Plan because the exercise price of the stock option must equal or exceed the fair market value of the Common Stock on the date of grant.

     As of March 1, 1997, there were 225,000 shares of Common Stock subject to outstanding unexercised options under the Directors Plan, including grants of options to purchase 45,000 shares each made to each of Bryan C. Cressey, Richard
C. Alberding and Lee M. Mitchell. All of the remaining 90,000 options have been granted to other current directors of the Company who are not executive officers. As of March 1, 1997, there were 480,000 shares available for the grant of options under the Directors Plan.

     The affirmative vote of the holders of a majority of the shares of Common Stock presented or represented and actually voted on the issue at the meeting, is required to ratify the adoption by the Board of Directors of the amended and restated Directors Plan.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                   PROPOSAL NO. 4 -- APPROVAL OF THE ADOPTION
                  OF THE COMPANY'S 1997 RESTRICTED STOCK PLAN

     In January 1997 the Company adopted the Paging Network, Inc. 1997 Restricted Stock Plan (the "Restricted Stock Plan"), subject to the approval of the Company's stockholders. The Board of Directors believes that ratification by the Company's stockholders of the adoption of the Restricted Stock Plan will serve the purposes described below.

     The purpose of the Restricted Stock Plan is to encourage ownership of Common Stock by employees of the Company and its participating subsidiary corporations and to align employee efforts with the financial success of the Company. The maximum number of shares of Common Stock which may be made available for purchase or grant pursuant to the Restricted Stock Plan is 300,000 shares, subject to increase or decrease in the event of subsequent stock splits or other capital changes, including reorganizations or mergers. As of February 12, 1997, awards had been made under the Restricted Stock Plan subject to stockholder approval, for an aggregate of 61,250 shares of Common Stock. Of these 61,250 shares, Michael A DiMarco and Leigh Alexander had received awards of 10,000 shares and 5,000 shares, respectively, and all other awards were made to current executive officers or employees of the Company or one of its subsidiaries.

     The Restricted Stock Plan will be administered by the Compensation Committee. The Compensation Committee will have complete authority, subject to the limitations described herein, to interpret and enforce the Restricted Stock Plan and determine all rights with respect to participants in the Restricted Stock Plan.

     Generally only senior management employees of the Company and its subsidiaries are eligible for awards pursuant to the Restricted Stock Plan, although the Compensation Committee may in its discretion include other key employees. Pursuant to the Restricted Stock Plan the Company may sell or grant shares of Common Stock to eligible employees at such price, if any, and subject to such restrictions, as the Compensation Committee may direct. It is currently anticipated that awards will be granted rather than sold to eligible employees pursuant to the Restricted Stock Plan, but, except as provided below, subject to the right of the Company to reacquire the granted shares without payment to the recipient if the recipient ceases to be an employee within ten years of the grant. It is also anticipated that one-fifth of any awarded shares would be released from the Company's option to reacquire them for each of its fiscal years for which the Company has substantially met its annual performance goals for operating cash flow, capital expenditures and net gains of units in service. Such awarded shares would also be released from the Company's option in the event of certain corporate transactions affecting a change of control in the Company.

     Awards pursuant to the Restricted Stock Plan will be taxed in accordance with Section 83 of the Code and the regulations thereunder. An employee sold or granted shares under the Restricted Stock Plan will recognize income for tax purposes at the date such shares cease to be subject to the Company's right to reacquire the same at their original cost (if any), or at the date such shares are sold or awarded to the employee if the employee elects to have the Company's right (which is a "substantial risk of forfeiture" for Section 83 purposes) disregarded for tax purposes. The income recognized (the difference between the price paid for the shares, if any, and the fair market value of the shares at the time the employee realizes the income) will be ordinary income to the employee for which the Company will be able to claim a business expense deduction.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and actually voted on the issue at the meeting is required to ratify the adoption by the Board of Directors of the Restricted Stock Plan.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by such dates during 1996. During the Company's 1996 fiscal year, to the knowledge of the Company, all of these filing requirements were satisfied, with the following exceptions: two Forms 4 (Statement of Changes in Beneficial Ownership) were filed late by Mr. Michael A. DiMarco with respect to four transactions; one Form 4 was filed late by Mr. Ross W. Holman, Vice President -- Information Systems and Chief Information Officer of the Company, with respect to one transaction; one Form 4 was filed late by Mr. Donald Knudsen, President of Paging Network -- Southern Region, Inc., a subsidiary of the Company, with respect to one transaction, and one Form 5 (Annual Statement of Changes in Beneficial Ownership) was filed by Mr. Carl D. Thoma reflecting four transactions that should have been previously reported on a Form 4. In making these statements, the Company has relied upon written representations of its directors, officers, and its ten percent holders as well as copies of those reports filed with the Commission that have been furnished to the Company.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 1997 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     All stockholder proposals that are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 4, 1997, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

     Stockholders of the Company may nominate one or more persons for election as a Director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 80 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.
                                            By Order of the Board of Directors
                                            ROGER D. FELDMAN, Secretary

                                            Dated: April 1, 1997

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING FINAL STATEMENTS AND SCHEDULES) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: PAGING NETWORK, INC., ATTN: JENNY HAYNES, VICE PRESIDENT -- INVESTOR RELATIONS, 4965 PRESTON PARK BOULEVARD, SUITE 600, PLANO, TEXAS 75093.

     The Company's annual report on Form 10-K may also be viewed on the Internet by accessing the Company's home page at http:www.pagenet.com.

                                  DETACH HERE

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

                              PAGING NETWORK, INC.
P
                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
R

O        The undersigned hereby appoints George M. Perrin, Glenn W. Marschel and
     Roger D. Feldman, and each of them, proxies with several powers of
X substitution, to vote for the undersigned at the 1997 Annual Meeting of Stockholders of PAGING NETWORK, INC. (the "Company"), to be held at the
Y Company's corporate offices, Suite 80, Garden Level, 4965 Preston Park Boulevard, Plano, Texas, at 10:00 A.M., Central Daylight Time, on Thursday, May 22, 1997, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, or at any adjournment or postponement thereof, upon the following matters set forth on the reverse side as described in the Notice of Meeting and accompanying Proxy Statement.


                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                 DETACH HERE



[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    SAID PROXIES WILL VOTE THIS PROXY AS DIRECTED, OR IF NO DIRECTION IS INDICATED, FOR THE NAMED NOMINEES
    AND ITEMS 2, 3 AND 4 UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD IN THE MANNER PROVIDED, AND WILL
    USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5.

    1. Election of three Class III Directors.                                                               FOR    AGAINST  ABSTAIN
    NOMINEES: Bryan C. Cressey, Richard C. Alberding and      2. To consider and approve the adoption of    [ ]      [ ]      [ ]
              Lee M. Mitchell                                    an amendment to the Company's 1991
                                                                 Stock Option Plan.
                    FOR       WITHHELD
                    [ ]          [ ]                          3. To consider and approve the adoption of    [ ]      [ ]      [ ]
                                                                 the Company's amended and restated
                                                                 1992 Stock Option Plan for Directors.

    [ ]                                                       4. To consider and approve the adoption of    [ ]      [ ]      [ ]
       ________________________________________                  the Company's 1997 Restricted Stock
        For all nominees except as noted above                   Plan.

                                                              5. In their discretion to transact such other business as may properly come before the meeting.

                                                                        MARK HERE
                                                                       FOR ADDRESS   [ ]
                                                                        CHANGE AND
                                                                       NOTE AT LEFT

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                              PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                              Please sign exactly as your name or names appear at left. Corporate proxies should be signed by an authorized officer.



Signature: __________________________ Date: _____________ Signature: __________________________ Date: _____________


                                                                   APPENDIX I

                              PAGING NETWORK, INC.

                             1991 STOCK OPTION PLAN

     1. Purpose. The purpose of this Plan is to advance the interests of PAGING NETWORK, INC. (the "Company") by providing an opportunity to selected key employees of the Company and its subsidiaries to purchase Common Stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees of training, experience and ability. It is intended that this purpose will be effected by the granting of nonqualified stock options ("nonqualified options") the federal income tax treatment of which is determined under Section 83 of the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder (the "Code"), and incentive stock options intended to qualify under Section 422 of the Code.

     2. Effective Date. This 1991 Stock Option Plan (the Plan") became effective on August 23, 1991, the date it was adopted by the Board of Directors of the Company. The Plan was approved by the stockholders of the Company on August 23, 1991. The Plan was amended by the Board of Directors on January 26, 1993, subject to stockholder approval, which was given on May 20, 1993. The Plan was further amended by the Board of Directors on January 9, 1997, subject to stockholder approval, which was given on May 22, 1997.

     3. Stock Subject to the Plan. The shares that may be granted under this Plan shall not exceed in the aggregate 13,950,000 shares of the $.01 par value common stock of the Company ("Common Stock"). Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares re-acquired by the Company. In addition to foregoing aggregate limitation, no more than 500,000 shares may be granted under this Plan in any one calendar year to any one eligible individual.

     4. Administration. The Plan shall be administered either by the Board of Directors of the Company (the "Board"), if each member of the Board is a disinterested person, or by a committee comprised of two or more directors of the Company who are disinterested persons and who are not employees of the Company or its parent or a subsidiary ("nonemployee directors"). The members of such committee shall be elected by the Board, which shall have the discretion to remove any member of the committee for any reason. Hereinafter, the term "Committee" shall mean the entity administering the Plan pursuant to this paragraph, whether the administrator is the the Board or a committee.

     Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all. other persons. In addition, no employee shall have a right to he granted an option or, having received an option, a right to again be granted an option.

     5. Eligible Employees. Incentive options or nonqualified options, or both, may be granted to such key employees of the Company or of any of its subsidiaries, including officers and members of the Board who are also employees of the Company or of its subsidiaries, as are selected by the Committee. any

     6. Duration of the Plan. This Plan shall terminate August 22, 2001, unless terminated earlier pursuant to Paragraph 12 hereafter, and no options may be granted thereafter.

     7. Restrictions on Incentive Options. Incentive options (but not nonqualified options) granted under this Plan shall be subject to the following restrictions:

          (a) Limitation on Number of Shares. (i) With respect to options granted before January 1, 1987, the aggregate fair market value, determined as of the date the option is granted, of the shares for which an employee may be granted incentive options in any calendar year shall not exceed $100,000 plus any "unused limit carryovers", as that term is defined under Section 422A(c)(4) of the Code (as in effect immediately prior to its amendment by the Tax Reform Act of 1986), available in such year; or (ii) with respect to options granted after December 31, 1986, the aggregate fair market value, determined as of the date the option is granted, of the shares with respect to which options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. If an incentive option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a nonqualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or its parent or a subsidiary which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under all such plans.

          (b) 10% Stockholder. If any employee to whom an incentive option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary, then the following special provisions shall be applicable to the incentive option granted to such individual:

             (i) The option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant; and

             (ii) The incentive option shall not have a term in excess of five
        (5) years from the date of grant.

     8. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

          (a) Price. Subject to the conditions on incentive options in Paragraph 7(b), if applicable, the purchase price per share of Common Stock payable upon the exercise of each option granted hereunder shall be as determined by the Committee in its discretion, and shall be not less than 100% of the fair market value of the stock on the day the option is granted. Such fair market value shall be determined in accordance with procedures to be established in good faith by the Committee in conformity with regulations issued by the Internal Revenue Service with regard to incentive and nonqualified stock options.

          (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

          (c) Exercise of Options. Subject to the conditions on incentive options in Paragraph 7(b), if applicable, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option.

          (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made either by (i) cashier's or certified check, (ii) if permitted by the Committee and stated in the option agreement, by delivery and assignment to the Company of shares of Common Stock having a value equal to the option price, or (iii) by a combination of (i) and (ii). The value of the Common Stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Committee.

          (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver shares of Common Stock upon exercise of an option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

          (f) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

          (g) Termination of Options. Each option agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee of the Company, or its parent or a subsidiary, no more favorable to the optionee than the following:

             (i) if the optionee ceases to perform services for the Company or its parent or a subsidiary by reason of resignation or other voluntary action of the optionee before his retirement on or after age 55, or if the Company or its parent or a subsidiary determines that it no longer wishes to engage the optionee's services and makes such determination based on cause, the option shall terminate at the time of such resignation or termination and may not be exercised thereafter;

             (ii) if the optionee ceases to perform services for the Company or its parent or a subsidiary for any reason other than cause, disability, death, or resignation or other voluntary action before his retirement on or after age 55, he may at any time within a period of thirty (30) days after he ceased to perform services exercise each of his options to the extent that the option was exercisable by him on the date on which he ceased to perform services for the Company or its parent or a subsidiary;

             (iii) if the optionee ceases to perform services for the Company or its parent or a subsidiary because of disability within the meaning of
        Section 22(e)(3) of the Code, he may at any time within a period of one
        (1) year after such termination of employment exercise his option to the extent that the option was exercisable by him on the date he ceased to perform services for the Company or its parent or a subsidiary; and

             (iv) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(e) hereof may, at any time within a period of one (1) year after the optionee's death, or the termination of the option pursuant to this Plan, whichever is earlier, exercise it to the extent the optionee might have exercised it at the time of his death;

provided, however, that the Committee may provide specifically in a nonqualified option agreement, but not an incentive option agreement, for such other period of time during which an optionee may exercise an option after termination of services as the Committee may approve, subject to the overriding limitation that no option may be exercised to any extent by anyone after the date of expiration of the option.

          (h) Rights as Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

     9.  Stock Dividends; Stock Splits; Stock Combinations;
Recapitalizations. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

     10. Merger; Sale of Assets; Dissolution. Except as otherwise determined by the Committee, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, then (i) ten business days before any such occurrence, every option outstanding hereunder shall become immediately exercisable in full, to the extent not then exercised, and (ii) upon such occurrence, every option outstanding hereunder will terminate, to the extent not then exercised. In the event of a change of the Common Stock resulting from a merger or similar reorganization other than as described in the preceding sentence, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted, in such manner as the Committee may deem equitable, to prevent substantial dilution or enlargement of the rights available or granted hereunder.

     11.  Definitions.

     (a) The term "disinterested person" shall have, for purposes of this Plan, the meaning ascribed to it in Rule 16b-3(c)(2)(i) under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

     (b) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder; the term "key employees" means those executive, administrative or managerial employees who are determined by the Committee to be eligible for options under this Plan.

     (c) The term "optionee" shall mean, for purposes of this Plan, a key employee to whom an option is granted under this Plan.

     (d) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

     (e) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

     12. Termination or Amendment of Plan. The Board may at any time suspend or terminate the Plan, or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding option or any shares at the time subject to options without the consent of the optionee holding such option; and

          (b) that any such amendment which requires stockholder approval in order to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law, or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained.

                                                                   APPENDIX II

                              PAGING NETWORK, INC.

                           1997 RESTRICTED STOCK PLAN

1.  PURPOSE

     The purpose of this Plan is to offer senior management the opportunity of the Paging Network, Inc. and its Affiliates to (i) increase their ownership of shares of stock in the Company, (ii) participate in the stockholder value which has been created, and (iii) have a mutuality of interest with other stockholders.

2.  DEFINITIONS

     For the purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1. Affiliate means any corporation in which the Company, directly or indirectly, has a significant equity interest, by vote or value.

          2.3. Award means the grant or sale pursuant to the Plan of Restricted Stock or Stock Grants.

          2.3. Board means the Board of Directors of the Company.

          2.4. Code means the federal Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

          2.5. Committee means the Stock Option/Compensation Committee of the Board.

          2.6. Company means Paging Network, Inc., a corporation organized under the laws of the State of Delaware.

          2.7. Participant means an employee to whom an Award shall have been granted under the Plan.

          2.8. Plan means this 1997 Restricted Stock Plan of the Company, as amended from time to time.

          2.9. Restricted Stock means an Award pursuant to Section 7 below of shares of Stock subject to restrictions or other forfeiture conditions.

          2.10. Restriction Period has the meaning assigned such term in Section 7.3(e).

          2.11. Stock means Common Stock, par value $.01 per share, of the Company.

          2.12. Stock Grant means an Award pursuant to Section 8 below of shares of Stock not subject to restrictions or other forfeiture conditions.

3.  TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Awards may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending on the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards granted prior to stockholder approval of the Plan shall be conditioned upon receipt of such approval, and shall be void ab initio in the event such approval is not received within twelve months of the Board's adoption of the Plan.

4.  STOCK SUBJECT TO THE PLAN

     (a) Aggregate Limit On Awards. At no time shall the number of shares of Stock issued pursuant to or subject to Awards granted under the Plan exceed 300,000 shares, subject, however, to the provisions of subsection (b) below. Such shares may be either authorized but unissued shares or shares held by the Company in its treasury. The Company shall at all times reserve and make available sufficient number of shares to meet the requirements of the Plan, provided that following termination of the Plan the number of shares reserved need not exceed the number of Shares issued under Awards outstanding from time to time thereafter. Shares reacquired by the Company as a result of forfeiture of Awards shall again be available for use under subsequent Awards under the Plan.

     (b) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the character and aggregate number of shares reserved for issuance under the Plan, and in the number of shares subject to stock based Awards granted under the Plan, as may be determined to be appropriate by the Committee, provided that the number of shares subject to any Award shall always be a whole number.

5.  ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to make or to select the manner of making any and all determinations required for the operation of the Plan, and without limiting the generality of the foregoing, shall have the authority to

          (a) grant to eligible individuals, pursuant to the terms of the Plan, Restricted Stock and Stock Grants;

          (b) determine whether and to what extent Restricted Stock and Stock Grants or any combination thereof, are to be granted hereunder;

          (c) determine the number of shares of Stock to be covered by each Award;

          (d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (which need not be identical in every case), including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine.

     In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority, in its sole discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of any Award issued under the Plan (and any agreements relating thereto), to resolve all disputes arising under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive, final and binding upon all persons having or claiming any interest in the Plan or in any Award pursuant to the Plan.

6.  ELIGIBILITY

     Awards may be granted under the Plan to this Company's chairman and its president, and to officers of the Company and its Affiliates in the following classes: (i) executive, senior and corporate vice presidents, (ii) regional presidents, and (iii) officers with authority over any of the preceding classes of officers. In addition, the Committee may in its sole discretion also grant Awards to other key employees of the Company and its Affiliates.

7.  RESTRICTED STOCK

     7.1. Provision for Grant. Shares of Stock may be issued either alone or in addition to other Awards granted under the Plan at such price, if any, as the Committee may determine. The Committee shall condition the grant of Restricted Stock upon the completion of additional service, attainment of specified performance goals or such other factors as the Committee may determine.

     7.2. Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

     7.3. Additional Terms and Conditions. Grants of Restricted Stock may be made under the following additional terms and conditions:

          (a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Committee.

          (b) Acceptance of Awards. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and paying whatever price (if any) is required pursuant to the terms of the Award.

          (c) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (d) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

           The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Paging Network, Inc. 1997 Restricted Stock Plan and a Restricted Stock Grant Agreement entered into by the registered owner and Paging Network, Inc. Copies of such Plan and Agreement are on file in the offices of Paging Network, Inc. at 4965 Preston Park Boulevard, Plano, TX 75093.

          (d) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

          (e) Transferability. Subject to the provisions of this Plan and the Award agreement, during the period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant may not sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (f)  Rights Pending Lapse of Restrictions or Forfeiture of
     Award. Except as provided in this subsection (f) and subsection (e) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

          (g) Effect of Termination Of Employment Or Association. Unless otherwise determined by the Committee at grant and subject to the applicable provisions of the Award agreement and this Section 7, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares still subject to restriction shall be subject to return to the Company; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent optionee's reemployment rights, if any, are guaranteed by statute or by contract.

          (h) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

8.  STOCK GRANTS

     In recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate, shares of Stock may be issued either alone or in addition to other stock or cash-based Awards granted under the Plan at such price, if any, as the Committee may determine. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Committee may determine.

9.  TERMINATION AND AMENDMENT OF THE PLAN AND AWARDS

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

10.  MISCELLANEOUS PROVISIONS

     10.1. Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.2. Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     10.3. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld (whether so required to secure an otherwise available tax deduction or otherwise) with respect to such amount. If authorized by the Committee at the grant of an Award, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     10.4. Limitation of Rights in Stock. No Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Award, except to the extent any payment required therefor shall have been received by the Company and a certificate shall have been issued therefor and delivered to the Participant or his or her agent (or, in the case of Restricted Stock, any designated escrow agent). Any Stock issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and By-laws of the Company.

     10.5. No Special Employment or Other Rights. Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award under the Plan.

     10.6. Notices and Other Communications. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Executive or any other party, at his or her address as last provided to the Company and (ii) if to the Company, at 4965 Preston Park Boulevard, Plano, TX 75093, Attention: Senior Vice President-Finance, Telecopier: (972)-985-6551, or to such other address or telecopier number, as the case may be, as the addressee may have, after the date of this Agreement, designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery;
(ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

     10.7. Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

                                                                  APPENDIX III

                             PAGING NETWORK, INC.

                      1992 STOCK OPTION PLAN FOR DIRECTORS
                   (AS AMENDED AND RESTATED JANUARY 9, 1997)

     1. Purpose. The purpose of this Plan is to advance the interests of PAGING NETWORK, INC. (the "Company") by providing an opportunity for non-employee directors of the Company to purchase Common Stock of the Company through the exercise of options granted under the Plan.

     2. Effective Date. This 1992 Stock Option Plan for Directors (the "Plan") became effective on May 21, 1992 (the "Effective Date"), the date it was adopted by the Board of Directors of the Company (the "Board") and approved by the stockholders of the Company. The Plan was amended and restated by the Board on January 9, 1997, subject to stockholder approval, which was given on May 22, 1997.

     3. Stock Subject to the Plan. Options to purchase shares of the $.01 par value common stock of the Company ("Common Stock") may be granted under the Plan. At no time shall the number of shares of Common Stock then outstanding which are attributable to the exercise of options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 750,000 shares, subject, however, to the adjustment provisions of Paragraph 9 of the Plan. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

     4. Options.

     (a) Nonelective Grants.

          (i) Initial Election. On the first Monday of June immediately following a person's initial election as a director, each eligible director who is not an employee of the Company shall receive an option to purchase 45,000 shares of Common Stock.

          (ii) Subsequent Grants. On the first Monday of June immediately following the date on which an eligible director's most recently granted option under this Plan (other than as an Elective Grant, defined in subsection (b) below) has become exercisable in full, such director shall receive a further option to purchase 45,000 shares of Common Stock.

     (b) Elective Grants.

          (i) Grant & Conditions Thereto. Subject to the following qualifications, on the second Monday of January, beginning in January 1997, any eligible director shall receive a option (an "Elective Grant") to purchase the greater of (x) that whole number of shares of Common Stock equaling or most nearly approaching the result of the director's Fees (hereafter defined) for the calendar year which has just begun divided by the fair market value of a share of Common Stock on such second Monday of January and (y) that whole number of shares of Common Stock resulting in an Elective Grant option having a value, determined under the method and assumptions for valuing options most recently employed for purposes of the Company's annual proxy statement to stockholders, equal to or most nearly approaching the amount of the director's Fees. For this purpose, a director's "Fees" as to any calendar year shall equal the sum of the director's annual retainer fee for such year and the meetings fees payable to the director assuming his attendance at each of the Board meetings, and meetings of committees of the Board of which he is a member, scheduled for such year.

             (a) Any Elective Grant shall be subject to the director having agreed in writing by written notice to the Company to forego any cash payment of the retainer and meeting fees taken into consideration in determining the number of shares subject to such Grant. Such agreement shall not affect his or her right to cash compensation in accordance with the Company's director compensation policies as in effect from time to time for any number of Board or committee meetings attended in a calendar year in excess of the number taken into account in determining the number of shares subject to the Elective Grant made to the director in January of that year.

             (b) The number of shares subject to any Elective Grant made in January 1998, or any subsequent January, shall be reduced because of the failure of the director to attend at least the number of Board and committee meetings taken into consideration in determining the number of shares subject to an Elective Grant to the same director made in the prior January. The amount of the reduction will be the difference in the number of shares of Common Stock between (x) the number of shares subject to an Elective Grant to the same director made in the prior January and (y) the number of shares which would have been the subject of that Elective Grant if such number had been determined based on the director's actual meeting attendance for the year. For purposes of the preceding two sentences, "the number of shares subject to an Elective Grant to the same director made in the prior January" shall include any shares which would have been subject to that Elective Grant, but for the application of this clause to that Grant. In its sole discretion the Stock Option/Compensation Committee of the Board (the "Committee") may waive application of this clause as to any Elective Grant on such grounds as it deems appropriate.

          (ii) Notice Procedures. Notice of a director's agreement to receive options in lieu of fees must be given prior to the beginning of a calendar year (or within thirty (30) days of the Board's approval of this amended and restated Plan, in the case of Elective Grants to otherwise be made in January 1997) in order for the director to receive the option otherwise to be granted at the beginning of that year. Any such notice shall be irrevocable as to each calendar once that year begins, except that in the event the stockholders should fail to approve this amended and restated Plan, all such notices and agreements shall be immediately revoked and the director promptly paid any fees thereto withheld pursuant to such agreement. Any such notice may be of continuing effect, i.e., to carry over from year to year, until revoked as to a year subsequent to the year in which revoked.

             (c) Effect of Lack of Shares. In the event that on any date on which options are to be granted hereunder, there is not a sufficient number of shares available to implement fully the grants then to be made, then each such director entitled to a grant at such time shall receive a pro rata portion of the option contemplated by the preceding provisions. In addition, if the grants which are to be made but cannot be fully implemented are Elective Grants, then the director's agreement to forego fees shall be deemed automatically revoked to the same extent.

     5. Administration. The Plan shall be administered by the Committee. The members of the Committee shall be elected by the Board, which shall have the discretion to remove any member of the Committee for any reason. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons.

     6. Duration of the Plan. This Plan shall terminate on January 20, 2002 unless terminated earlier pursuant to Paragraph 10, and no options may be granted thereafter.

     7. Eligibility. Any person who is a director of the Company and who is not an employee of the Company and who has not been an employee of the Company during the 24 months preceding the date of grant is eligible to have an option granted to him or her.

     8. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

          (a) Price. The purchase price per share of Common Stock payable upon the exercise of each option granted hereunder shall be 100% of the fair market value of the stock on the day the option is granted or, in the event there is no fair market value available on the day the option is granted, on the date next following the day the option is granted for which a fair market value is available.

          (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

          (c) Exercise of Options. In general, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten years after the date of the grant of such option. However, Elective Grants shall become exercisable as to one-twelfth, two-twelfths, and so on, of the number of shares covered by each such Grant (or the nearest lower number of whole shares, if less) on the last day of the first through twelfth calendar months to end subsequent to the date such Grant was made (including the January in which such Grant was made). Notwithstanding the foregoing, no option grant pursuant to this amended and restated Plan, Elective Grant or otherwise, may be exercised until the shareholders of the Company shall have approved this amended and restated Plan.

          (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If shares to be purchased are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution and acknowledging the consequences for resale of absence of registration. Payment shall be made in full at the time the option is exercised. Payment shall be made either by (i) check, (ii) if permitted by the Committee and stated in the option agreement, by delivery and assignment to the Company of shares of Common Stock having a value equal to the option price, or
     (iii) by a combination of (i) and (ii). The value of the Common Stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Committee.

          (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver shares of Common Stock upon exercise of an option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

          (f) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

          (g) Termination of Options. Each option agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be a director of the Company no more favorable to the optionee than the following:

             (i) if the optionee ceases to be a director of the Company for any reason other than disability or death, he may at any time within a period of three months after he ceased to be a director exercise each of his options to the extent that the option was exercisable by him on the date on which he ceased to be a director;

             (ii) if the optionee ceases to be a director of the Company because of disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a period of one year after such termination exercise his option to the extent that the option was exercisable by him on the date he ceased to be a director; and

             (iii) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(f) hereof may, at any time within a period of one year after the optionee's death, or the termination of the option pursuant to this Plan, whichever is earlier, exercise it to the extent the optionee might have exercised it at the time of his death.

          (h) Rights as Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

     9.  Stock Dividends; Stock Splits; Stock Combinations;
Recapitalizations. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

     10. Merger; Sale of Assets; Dissolution. Except as otherwise determined by the Committee, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, then (i) ten business days before any such occurrence, every option outstanding hereunder shall become immediately exercisable in full, to the extent not then exercised, and (ii) upon such occurrence, every option outstanding hereunder will terminate, to the extent not then exercised. In the event of a change of the Common Stock resulting from a merger or similar reorganization other than as described in the preceding sentence, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted, in such manner as the Committee may deem equitable, to prevent substantial dilution or enlargement of the rights available or granted hereunder.

     11. Termination or Amendment of Plan. The Board may at any time suspend or terminate the Plan, or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding option or any shares at the time subject to options without the consent of the optionee holding such option; and

          (b) that any such amendment which requires stockholder approval in order to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law, or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within one year from the effective date of such amendment and shall be null and void if such approval is not obtained.